FLEET CAPITAL CORPORATION

One Federal Street

Boston, MA 02110

dated as of May __ 2004

      Re: Consent to Repurchase of up to $10,000,000 of Common Stock

        Reference is hereby made to the Revolving Credit Agreement dated as of March 29, 2002 (as amended and in effect from time to time, the “Credit Agreement”), by and among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation, U.S. XPRESS, INC., a Nevada corporation, XPRESS GLOBAL SYSTEMS, INC. (f/k/a CSI/Crown, Inc.), a Georgia corporation, and U.S. XPRESS LEASING, INC., a Tennessee corporation (each a “Borrower” and collectively, the “Borrowers”), and FLEET CAPITAL CORPORATION, a Rhode Island corporation and the other lending institutions listed on Schedule 1 thereto (collectively, the “Lenders”), and FLEET CAPITAL CORPORATION, as administrative agent for itself and such other lending institutions (in such capacity, the “Administrative Agent”), with FLEET SECURITIES, INC., as arranger, and LASALLE BANK NATIONAL ASSOCIATION, as syndication agent. Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        Section 1.  Repurchase of Common Stock.   Due to favorable market conditions, the board of directors of U.S. Xpress Enterprises, Inc. (“US Xpress”) has notified the Agent that it desires to repurchase up to $10,000,000 of common stock in US Xpress pursuant to a series of repurchase transactions to be effectuated over a twelve month period (collectively, the “Stock Repurchases”). The Stock Repurchases would constitute (i) “Investments” in violation of Section 9.3 of the Credit Agreement and (ii) “Restricted Payments” in violation of Section 9.4 of the Credit Agreement.

        Section 2.  Specific Consent. Solely in connection with Stock Repurchases, the Borrowers have requested, and the Lenders hereby consent to, a waiver of the application of Sections 9.3 and 9.4 of the Credit Agreement for a period of twelve months commencing on the date hereof, provided that the aggregate purchase price for the Stock Repurchases shall not exceed $10,000,000.

        Section 3.  Borrower’s Representations and Warranties. The Borrowers hereby represent to the Lenders and the Administrative Agent that, after giving effect to the waiver contained herein, (a) each of the representations and warranties made by the Borrowers in the Credit Agreement was true as of the date first made and continue to be true as of the date of this waiver and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

        Section 4.  Miscellaneous.  The consent and waiver granted herein is limited strictly to its terms, shall apply only to the specific transactions described herein, shall not extend to or affect any of the Borrowers’ other obligations contained in the Credit Agreement and the other Loan Documents and shall not impair any rights consequent thereon. The Administrative Agent and the Lenders shall not have any obligation to issue any further waiver with respect to the subject matter of this waiver or any other matter. Except as expressly set forth herein, nothing contained herein shall be deemed to be a waiver of, or shall in any way impair or prejudice, any rights of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents.

        This consent and waiver and the respective rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts. This consent and waiver may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

      [Remainder of page intentionally left blank; execution pages to follow]

        IN WITNESS WHEREOF, the undersigned have duly executed this consent and waiver as of the date first set forth above.

                                                     U.S. XPRESS ENTERPRISES, INC.

                                                     By:  /s/ Ray M. Harlin
                                                            Name:  Ray M. Harlin
                                                            Title:  Executive Vice President of Finance,  Chief  Financial  Officer and
                                                                     Assistant Secretary

                                                     U.S. XPRESS, INC.

                                                     By:/s/ Ray M. Harlin
                                                            Name:  Ray M. Harlin
                                                            Title:  Assistant Secretary

                                                     XPRESS GLOBAL SYSTEMS, INC.

                                                     By:/s/ Ray M. Harlin
                                                            Name:  Ray M. Harlin
                                                            Title:  Assistant Secretary

                                                     U.S. XPRESS LEASING, INC.

                                                     By:/s/ Ray M. Harlin
                                                            Name:  Ray M. Harlin
                                                            Title:  Assistant Secretary

                                                     FLEET CAPITAL CORPORATION, individually and as Administrative Agent

                                                     By: /s/ Christopher Godfrey
                                                            Name:  Christopher godfrey
                                                            Title: Senior V.P.

                                                     FLEET NATIONAL BANK,
                                                     as Issuing Bank

                                                     By: /s/ Christopher Godfrey
                                                            Name:  Christopher Godfrey
                                                            Title: Senior V.P.

                                                     THE CIT GROUP/BUSINESS CREDIT, INC.

                                                     By: /s/ Arthur R. Cordwell, Jr.
                                                            Name:  Arthur R. Cordwell, Jr.
                                                            Title: Vice President

                                                     LASALLE BANK NATIONAL ASSOCIATION

                                                     By: /s/ Stefan R. Loeb
                                                            Name: Stefan R. Loeb
                                                            Title: Corporate Banking Officer